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Exhibit 1

JOINT FILING AGREEMENT

        The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: April 11, 2005.

RCA III GP L.L.C.
By:	/s/ BRIAN T. DOLAN
	Name:	Brian T. Dolan
	Title:	Vice President
RESOURCE CAPITAL ASSOCIATES III L.P.
By:	RCA III GP L.L.C., General Partner
	By:	/s/ BRIAN T. DOLAN
		Name:	Brian T. Dolan
		Title:	Vice President
RESOURCE CAPITAL FUND III L.P.
By:	Resource Capital Associates III L.P., General Partner
	By:	RCA III GP L.L.C., General Partner
		By:	/s/ BRIAN T. DOLAN
			Name:	Brian T. Dolan
			Title:	Vice President

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JOINT FILING AGREEMENT